Exhibit 99.5

Execution copy

PLEDGE AND COLLATERAL AGREEMENT

dated October 18, 2004

among

VIROPHARMA INCORPORATED,

as Pledgor,

U.S. BANK NATIONAL ASSOCIATION,

as Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent and as Securities Intermediary

PLEDGE AND COLLATERAL AGREEMENT

This PLEDGE AND COLLATERAL AGREEMENT (this “Pledge Agreement”) is made and entered into as of October 18, 2004 (the “Closing Date”) by VIROPHARMA INCORPORATED, a Delaware corporation (the “Pledgor”), U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) under the Indenture referred to below, and U.S. BANK NATIONAL ASSOCIATION, as (a) collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as hereinafter defined) and (b) securities intermediary (in such capacity, the “Securities Intermediary”) with respect to the Collateral Account (as hereinafter defined).

PRELIMINARY STATEMENTS

(1) The Pledgor and the Buyers listed in Exhibit A to the Securities Purchase Agreement (as defined herein), each acting as a Buyer (collectively, the “Buyers”), are parties to a Securities Purchase Agreement dated as of October 18, 2004 (the “Securities Purchase Agreement”), pursuant to which the Pledgor is issuing and selling to the Buyers (A) $62,500,000 aggregate principal amount of 10% Senior Secured Bridge Notes due October 2005 (the “Notes”) and (B) warrants to purchase up to five million (5,000,000) shares of the Pledgor’s common stock (the “Warrants”).

(2) The Pledgor and the Trustee have entered into the Bridge Notes Indenture dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Pledgor is issuing the Notes on the date hereof, and the registered holders of the Notes (the “Holders”) will be entitled to the benefits of the Registration Rights Agreement dated as of the Closing Date between the Pledgor and the Buyers.

(3) Pursuant to the Securities Purchase Agreement and the Indenture, the Pledgor is required to deposit on the Closing Date (A) the net proceeds of the issuance of the Notes and the Warrants (the “Principal Amount”) and (B) the additional amount that would accrue as interest on the Notes from the date of issuance to, and including, the date which is the first anniversary of the Closing Date (the “Interest Amount”, and together with the Principal Amount, the “Deposit Amount”) into the Collateral Account (as defined herein) with the Collateral Agent to be held by the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, to secure the Pledgor’s obligations to (x) make the required interest payments for a period of twelve (12) months in accordance with the terms of the Indenture and (y) redeem all of the outstanding aggregate principal amount of the Notes at the Mandatory Redemption Price (as defined in the Indenture), together with accrued and unpaid interest, if any, up to, but excluding, the Mandatory Redemption Date (as defined in the Indenture), on the Mandatory Redemption Date, if (I) the Acquisition fails to be consummated on or before 2:00 p.m., New York City time, on February 18, 2005 (the “Mandatory Termination Date”) or (II) prior to the Mandatory Termination Date the Trustee and the Collateral Agent receive a Mandatory Redemption Certificate (as defined herein) (such obligations to pay interest on the Notes, to redeem such Notes and to pay any other amounts owing under the Indenture, being the “Obligations”), and the Pledgor has agreed to (a) pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Collateral (as defined herein) and (b) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all the Obligations.

(4) The Pledgor has opened a collateral deposit account, Account No. 787223010 (the “Collateral Account”) with U.S. Bank National Association at its office at One Federal Street, 3rd Floor, Boston, Massachusetts 02110 (Attn: Ronald Chin), in the name of the Pledgor but under the sole control and dominion of the Collateral Agent and subject to the terms of this Pledge Agreement.

(5) It is a condition precedent to the purchase of the Notes and Warrants by the Buyers pursuant to the Securities Purchase Agreement that the Pledgor shall have granted the security interest and made the pledge contemplated by this Pledge Agreement.

(6) Unless otherwise defined herein or in the Indenture, terms defined in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (“UCC”) and/or the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or Federal Book Entry Regulations. The term “Federal Book-Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.14 and § 357.41 through § 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and in order to induce the Holders of the Notes and Warrants to purchase the Notes and Warrants, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and the Collateral Agent for the ratable benefit of the Holders of the Notes, as follows:

SECTION 1. Certain Definitions; Appointment of the Collateral Agent; Pledge and Grant of Security Interest; Deposit of Deposit Amount.

1.1 Certain Definitions. Capitalized terms used herein will have the respective meanings described to them below:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York, Philadelphia, Pennsylvania, or the city in which the Corporate Trust Office (as defined in the Indenture) is located are authorized or obligated by law or executive order to close or be closed.

“Cash Equivalents” means, to the extent owned free and clear of all Liens other than Liens created hereunder, Government Securities.

“Government Securities” means direct obligations of or obligations fully guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof, or any money market fund that invests solely in the foregoing.

“Lien” means any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

1.2 Appointment of the Collateral Agent. The Trustee hereby appoints U.S. Bank National Association as Collateral Agent for the benefit of the Secured Parties in accordance with the terms and conditions set forth herein and the Collateral Agent hereby accepts such appointment.

1.3 Pledge and Grant of Security Interest. The Pledgor hereby grants to the Collateral Agent for its benefit pursuant to this Pledge Agreement and for the ratable benefit of the Trustee and the Holders of the Notes (the “Secured Parties”) a security interest in and to all of the Pledgor’s right, title and interest in, to and under the following (collectively, the “Collateral”):

(a) the Collateral Account, all funds and financial assets (collectively, the “Pledged Financial Assets”) credited to the Collateral Account from time to time (including any Cash Equivalent) and all security entitlements of the Pledgor with respect to the Pledged Financial Assets (all such security entitlements collectively the “Pledged Security Entitlements”), including, without limitation, all dividends, if any, interest, cash, instruments, if any, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets;

(b) all proceeds of any and all of the Collateral (including, without limitation, proceeds that constitute property of the types described in clause (a) of this Section 1.3 and cash proceeds); and

(c) to the extent not otherwise included, all cash credited to the Collateral Account from time to time.

1.4 Deposit of Deposit Amount. On the Closing Date, the Pledgor shall deposit the Deposit Amount into the Collateral Account.

SECTION 2. Security for Obligations. This Pledge Agreement and the grant of a security interest in the Collateral hereunder secures the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations of the Pledgor.

SECTION 3. Delivery of Security Collateral. All securities, financial assets or other property credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary. In no case will any financial asset credited to the Collateral Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor unless the foregoing have been specially indorsed to the Securities Intermediary or in blank. All financial assets delivered to the Securities Intermediary pursuant to this Pledge Agreement will be promptly credited to the Collateral Account.

SECTION 4. Creation and Maintenance of the Collateral Account. (a) On or prior to the Closing Date, the Collateral Agent shall have established, and at all times until any Obligations shall have been paid in full or this Pledge Agreement shall have been terminated, the Securities Intermediary shall maintain and administer in accordance with this Pledge Agreement, the Collateral Account.

(b) The Securities Intermediary shall cause the Collateral Account to be, and the Collateral Account shall be, separate from all other accounts (including any other collateral account) held by or under the control and dominion of the Collateral Agent. It shall be a term and condition of the Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Account, and except as otherwise provided by the provisions of Section 7, that no amount (including interest on Collateral Investments (as defined below)) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person from such account.

(c) To the extent that the assets, property and items from time to time carried in the Collateral Account consist of cash (other than cash proceeds of Collateral Investments), the Securities Intermediary shall carry such cash in, and credit such cash to, the Collateral Account. The Securities Intermediary shall carry all other property, assets and items in, and credit such other assets, property and items, to, the Collateral Account.

(d) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other applicable banking or governmental authority, as may now or hereafter be in effect.

SECTION 5. Investing of Amounts in the Collateral Account. On the Closing Date, the Collateral Agent will, subject to the provisions of Section 7 hereof at the written direction of the Pledgor, direct the Securities Intermediary (a) to invest amounts on deposit in the Collateral Account in Cash Equivalents to be credited to the Collateral Account and (b) to invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents to be credited to the Collateral Account; provided, however, that in no event shall such Cash Equivalents have a maturity (x) more than 7 days from the date of acquisition thereof by the Securities Intermediary (or such shorter period as the Pledgor may have notified the Collateral Agent and the Securities Intermediary in writing), or (y) if applicable, later than the Business Day prior to any Mandatory Redemption Date (the Cash Equivalents referred to in clauses (a) and (b) above being collectively the “Collateral Investments”). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Collateral Account. None of the Collateral Agent or the Securities Intermediary shall have any liability in respect of losses incurred as a result of the liquidation of any Cash Equivalent prior to its stated maturity unless such losses are caused by the Collateral Agent’s or Securities Intermediary’s own gross negligence or willful misconduct.

SECTION 6. Securities Intermediary. The Securities Intermediary represents and warrants to, and agrees with, the Pledgor and the Collateral Agent as follows:

(a) The Securities Intermediary maintains the Collateral Account for the Pledgor, and all property held by the Securities Intermediary for the account of the Pledgor is, and will continue to be, credited to the Collateral Account.

(b) The Collateral Account is a securities account. The Securities Intermediary is the securities intermediary with respect to the property credited from time to time to the Collateral Account. The Pledgor is the entitlement holder with respect to the property credited from time to time to the Collateral Account.

(c) The Securities Intermediary (i) has identified (and will continue to identify) in its records the Pledgor as the sole Person having a security entitlement against the Securities Intermediary with respect to the Collateral Account and any and all assets, property and items from time to time carried in the Collateral Account, and (ii) has credited and will continue to credit such assets, property and items to the Collateral Account in accordance with instructions given in accordance with the terms and conditions of this Pledge Agreement.

(d) To the maximum extent permitted by applicable law, all assets, property and items from time to time carried in the Collateral Account shall constitute financial assets under Article 8 of the UCC, and the Securities Intermediary shall treat all such assets, property and items as financial assets.

(e) The securities intermediary’s jurisdiction with respect to the Collateral Account for purposes of Section 8-110(e) of the UCC is, and will continue for so long as the security interest credited hereunder shall be in effect, the State of New York.

(f) The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Collateral Account (each an “Entitlement Order”) or other directions concerning the Collateral Account (including, without limitation, directions to distribute to the Collateral Agent proceeds of any such transfer or redemption or interest or dividends on property in the Collateral Account) originated by the Collateral Agent in compliance with this Agreement without further consent by the Pledgor or any other Person.

(g) The Securities Intermediary will comply with Entitlement Orders and other direction concerning the Collateral Account originated by the Collateral Agent. For so long as no Event of Default has occurred or is continuing, the Securities Intermediary may follow Entitlement Orders from the Pledgor as permitted by Section 5 in respect of investment instructions originated by the Pledgor. If the Securities Intermediary receives conflicting Entitlement Orders or directions from the Collateral Agent and the Pledgor, to the extent permitted by Section 5 in respect of investment instructions, it will follow the Entitlement Orders and directions from the Collateral Agent and not from the Pledgor.

(h) The Securities Intermediary has not entered into and will not enter into any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with

Entitlement Orders of such Person. The Securities Intermediary has not entered into any other agreement with the Pledgor or any other Person purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders originated by the Collateral Agent as set forth in paragraph (f) above.

(i) The Collateral Agent is and shall remain the sole Person having dominion and control of the Collateral Account.

(j) The Securities Intermediary hereby waives and releases any Lien, right of set-off or other right it may have against the Collateral Account or any financial asset carried in the Collateral Account or any credit balance in the Collateral Account and agrees that it will not assert any such Lien or right against the Collateral Account or any financial asset carried in the Collateral Account or any credit balance in the Collateral Account.

(k) Anything herein to the contrary notwithstanding, the Securities Intermediary will not be required to follow any instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal).

(l) The Securities Intermediary does not know of any claim to or interest in the Collateral Account or any property credited to the Collateral Account, except for claims and interests of the parties referred to in this Pledge Agreement.

(m) When the Securities Intermediary knows of any claim or interest in the Collateral Account or any property credited to the Collateral Account other than the claims and interests of the parties referred to in this Pledge Agreement, the Securities Intermediary will promptly notify the Collateral Agent, the Trustee and the Pledgor of such claim or interest.

SECTION 7. Disbursements. The Collateral Agent shall hold the assets in the Collateral Account and release the same, or a portion thereof, only as follows (or under the terms of Section 14):

(a) If the Collateral Agent receives, prior to 2:00 p.m., New York City time, on any Business Day prior to the Mandatory Termination Date, (i) a certificate signed on behalf of the Pledgor by the Chief Executive Officer or Chief Financial Officer or any Executive Vice President, Senior Vice President or Vice President of the Pledgor stating that (A) the Acquisition has been consummated or will be consummated on substantially the same terms as contemplated in the Acquisition Agreement (as defined in the Securities Purchase Agreement) promptly upon the release of the funds held in the Collateral Account to Eli Lilly & Co. (“Lilly”) in accordance with the wiring instructions attached as Schedule I hereto and (B) no Event of Default described in clause (k) or (l) of Section 7.1 of the Indenture exists (such certificate being referred to herein as the “Officers’ Acquisition Certificate”), and (ii) the opinion of Pepper Hamilton LLP, dated as of such Business Day, substantially to the effect set forth in Exhibit A hereto (such opinion being referred to herein as the “Opinion”), the Collateral Agent shall as soon as practicable liquidate by the close of business on such date the funds and/or Cash

Equivalents and/or Collateral Investments from the Collateral Account in an amount not to exceed $62,500,000 and shall disburse such amount resulting from such liquidation to Lilly’s account as specified in Schedule I hereto. Any remaining balance shall be reinvested pursuant to Section 5 of this Agreement and shall continue to be held in the Collateral Account to secure the Pledgor’s interest payment obligations with respect to the Notes and any other obligations under the Indenture and shall only be released in accordance with Section 7(e) or 7(f), as applicable; provided that (A) if the amount of Collateral, held in the Collateral Account as of the date of the Collateral Agent’s receipt of the Officers’ Acquisition Certificate and Opinion, exceeds the Interest Amount and no Default or Event of Default exists (and the Pledgor so certifies to the Collateral Agent), the Collateral Agent shall liquidate and release that portion of the Collateral that equals such excess amount and pay such resulting amount to the Pledgor or to another party as instructed by the Pledgor and (B) if the amount of such Collateral is less than the Interest Amount, the Pledgor shall immediately deposit such additional funds as shall be necessary so that such Collateral is at least equal to the Interest Amount.

(b) (i) If the Acquisition fails to be consummated on or before 2:00 p.m., New York City time, on the Mandatory Termination Date (or, in the event that at any time prior to the Mandatory Termination Date the Trustee and the Collateral Agent receive from the Pledgor a certificate signed by the Chief Executive Officer or Chief Financial Officer or any Executive Vice President, Senior Vice President or Vice President of the Pledgor stating that, in the sole judgment of Pledgor, the Acquisition will not be consummated (a “Mandatory Redemption Certificate”)), then the Pledgor shall be required to deliver, under the terms of Section 3.4 of the Indenture, to all Holders of the Notes and the Trustee a Mandatory Redemption Notice (as defined in the Indenture) and comply with all of the other requirements set forth in the Indenture, including without limitation, those set forth in Section 3.4 thereof.

(ii) On or prior to the Business Day prior to the Mandatory Redemption Date, (A) the Pledgor shall deliver to the Collateral Agent a certificate (the “Mandatory Price Certificate”) stating the aggregate Mandatory Redemption Price and the amount of any accrued and unpaid interest, if any, up to, but excluding the Mandatory Redemption Date payable to Holders with respect to all of the Notes to be redeemed on such Mandatory Redemption Date, in accordance with the terms of Mandatory Redemption (as defined in the Indenture) as set forth in the Indenture (collectively, the “Mandatory Payment Amount”), and (B) upon receipt of the Mandatory Price Certificate, the Collateral Agent shall (1) liquidate and release that portion of the Collateral in an amount sufficient to pay the Mandatory Payment Amount, and pay such resulting funds or proceeds to such Holders of the Notes or a paying agent, appointed pursuant to the terms of the Indenture, in the amount equal to the Mandatory Payment Amount, and (2) so long as all obligations under or in respect of the Notes shall have been paid in full, liquidate and release the amount of the Collateral remaining in the Collateral Account after payment of the Mandatory Payment Amount, and pay such resulting funds or proceeds to the Pledgor or to another party as instructed by the Pledgor in such Mandatory Price Certificate.

(c) If the Pledgor is required to effect a Mandatory Redemption contemplated by clause (b) above and for any reason the amount of Collateral to be released is insufficient to pay the Mandatory Payment Amount, the Pledgor agrees to pay to such Holders of the Notes or a paying agent, appointed pursuant to the terms of the Indenture, on or prior to the Mandatory Redemption Date, the amount of funds necessary to permit the payment in full of the Mandatory Payment Amount.

(d) Upon the release of any Collateral from the Collateral Account in accordance with the terms of this Pledge Agreement, the Collateral Agent shall (i) execute and deliver a form of release prepared by the Pledgor in form and substance satisfactory to the Collateral Agent and (ii) authorize the Pledgor to file a UCC termination statement in respect of the Collateral released from the Collateral Account.

(e) At least one (1) Business Day prior to the date on which any payments of interest with respect to the Notes become due and payable by the Pledgor under the Indenture, (i) the Pledgor shall deliver to the Collateral Agent a certificate stating (A) the aggregate amount of the accrued and unpaid interest payable on such date to the Holders of the Notes computed in accordance with the terms of the Indenture and (B) any other payment instructions, if any (each, an “Interest Payment Certificate”) and (ii) upon receipt of an Interest Payment Certificate, the Collateral Agent shall as soon as practicable liquidate by no later than close of business on the Business Day following the date on which the Collateral Agent received such Interest Payment Certificate funds and/or Cash Equivalents and/or Collateral Investments from the Collateral Account in an amount sufficient to satisfy the payment of the amount so stated on such Interest Payment Certificate, and shall disburse such amount resulting from such liquidation to such Holders of the Notes or a paying agent, appointed pursuant to the terms of the Indenture, in the amount so stated in the Interest Payment Certificate. Any remaining balance shall be reinvested pursuant to Section 5 of this Agreement and shall continue to be held in the Collateral Account to secure the Pledgor’s interest payment and other obligations with respect to the Notes and shall only be released in accordance with Section 7(e) or 7(f), as applicable. No such Interest Payment Certificate shall be delivered to, or accepted by, the Collateral Agent after the Termination Date (as defined below) or the Mandatory Redemption Date.

(f) The Pledgor shall deliver to the Collateral Agent, on or prior to the Business Day prior to the earlier of (i) the maturity date of the Notes, (ii) the date on which payment in full of the aggregate principal amount of the Notes and the amount of any accrued and unpaid interest thereon payable to the Holders of the Notes is made, (iii) the date on which such Notes are mandatorily exchanged for Convertible Notes (as defined in the Securities Purchase Agreement) or (iv) the Mandatory Redemption Date (such date being the “Termination Date”), a certificate stating the date of such Termination Date and payment instructions, if any, which shall in any event include instructions for the payment of any accrued and unpaid interest and other amounts owing to the Holders of the Notes as of the Termination Date (the “Termination Certificate”). Upon receipt of the Termination Certificate, the Collateral Agent shall liquidate and release all of the remaining amounts of Collateral held in the Collateral Account credited to or deposited in such Collateral Account as of the Termination Date and disburse to the Holders (or the Trustee on their behalf) in accordance with such instructions the amounts resulting from such liquidation, and release any remaining amounts to the Pledgor or to another designated party as instructed by the Pledgor in such Termination Certificate.

(g) The Collateral Agent shall not be required to liquidate any Collateral Investment in order to make any payment hereunder except pursuant to Section 7(a), 7(b), 7(e), 7(f) or 14 hereof.

(h) Nothing contained in this Pledge Agreement shall (i) afford the Pledgor any right to issue Entitlement Orders with respect to any security entitlement related to any of the Collateral or with respect to any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor related to any of the Collateral, any security entitlement thereto or with respect to any securities account in which any such security entitlement may be carried, other than the Pledgor’s beneficial interest under this Pledge Agreement in Collateral pledged to and subject to the exclusive dominion and control (consistent with this Pledge Agreement) of the Collateral Agent in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Collateral Agent holds the Pledged Security Entitlement to the Collateral Investments solely as Collateral Agent for the Holders of the Notes and not as a securities intermediary or financial intermediary.

(i) Nothing in this Section 7 shall affect the Collateral Agent’s rights, upon instruction from the Trustee, to release Collateral for application thereof to payment of amounts due on the Notes upon acceleration thereof under the terms of Section 14.

SECTION 8. Representations and Warranties. The Pledgor hereby represents and warrants that:

(a) The execution and delivery by the Pledgor and the performance by the Pledgor of its obligations under this Pledge Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

(b) No consent of any other Person and no approval, authorization, order of, or filing (other than the filing of UCC financing statements, or any amendments or termination statements thereto, required to be filed pursuant to this Pledge Agreement), declaration or qualification with, any governmental body or agency or other third party is required (i) for the execution, delivery or performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the grant by the Pledgor of the security interest created hereby or (iii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the perfection and maintenance of such pledge, except for any such consents, approvals, authorizations, or orders as may be required to be obtained by the Collateral Agent (or the Holders) for the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

(c) The Pledgor is the legal and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person (except for the security interests created by this Pledge Agreement). No financing statement or instrument similar in effect covering all or any part of the Pledgor’s interest in the Collateral is on file in any public or recording office, other than the financing statements filed pursuant to this Pledge Agreement.

(d) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as the enforceability hereof may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, or (ii) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(e) Upon the filings of all necessary UCC financing statements naming the Pledgor as “debtor” and the Collateral Agent as “secured party” to perfect and protect the security interest in the Collateral, this Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes a valid and, together with such filings and other actions, perfected first priority security interest in such Collateral, securing the payment of the Obligations enforceable as such against all creditors of the Pledgor (and any Persons purporting to purchase any of the Collateral from the Pledgor).

(f) There are no legal or governmental proceedings pending or, to the best of the Pledgor’s knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

(g) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

(h) No Event of Default (as defined herein) exists.

(i) The Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, is “ViroPharma Incorporated”. The Pledgor is organized as a corporation under the laws of the State of Delaware. The chief place of business and chief executive office of the Pledgor are located at 397 Eagleview Boulevard, Exton, Pennsylvania 19341, and the Pledgor keeps its records concerning the Collateral at such location.

(j) As of the date hereof, the Pledgor has delivered to the Collateral Agent for the benefit of the Secured Parties under the terms of Section 5.12(b) of the Indenture an opinion of Pepper Hamilton LLP, counsel for the Pledgor, as to the perfected status of the security interests in the Collateral granted hereunder and as to such other matters as the Collateral Agent may have reasonably requested.

SECTION 9. Filing; Further Assurances. (a) Concurrently with or promptly following the execution and delivery of this Pledge Agreement, the Pledgor shall deliver to the Trustee and the Collateral Agent acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date in accordance with the UCC, covering the categories of Collateral described in this Pledge Agreement.

(b) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will, promptly as necessary or as requested by the Collateral Agent (which request the Collateral Agent may submit at the direction of the Holders of a majority in principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Collateral Agent and take any other actions that may be necessary to perfect, continue the perfection of, or protect the first priority status of the Secured Parties’ security interest in and to the Collateral, including the filing of all necessary financing and continuation statements and amendments thereto, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent) or to effect the purposes of this Pledge Agreement.

(c) The Pledgor hereby authorizes the Collateral Agent to file any financing or continuation statements in the United States with respect to the Collateral describing the Collateral as described in this Pledge Agreement or containing a description of the Collateral that describes such property in any other manner as the Collateral Agent may determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent; provided, however, that the Collateral Agent shall have no duty or obligation to perform any of the foregoing actions. A photocopy or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(d) The Pledgor agrees, whether or not requested by the Collateral Agent, to use commercially reasonable efforts to perfect or continue the perfection of, or to protect the first priority of, the Secured Parties’ security interest in the Collateral, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent).

SECTION 10. Covenants. The Pledgor covenants and agrees with the Trustee and the Collateral Agent for the benefit of the Holders of the Notes from and after the date of this Pledge Agreement until the Termination Date:

(a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Pledge Agreement) and at all times will be the sole beneficial owner of the Collateral;

(b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee’s or the Collateral Agent’s rights or remedies hereunder, including, without limitation, the Collateral Agent’s right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest; and

(c) that it will keep its chief place of business, chief executive office and the place where it keeps its records concerning the Collateral at the location therefor specified in Section 8(i), or upon 30 days’ prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by Section 9 have been taken with respect to the Collateral.

SECTION 11. Power of Attorney; Collateral Agent May Perform. Subject to the terms of this Pledge Agreement, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor’s attorney-in-fact (with full power of substitution), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time from and after the occurrence and during the continuance of an Event of Default (as defined in the Indenture), to take any action and to execute any instrument that is necessary or advisable or that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above,

(c) to file any claims or take any action or institute any proceedings that are necessary or desirable or that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral,

(d) to pay or discharge taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent, and such payments made by the Collateral Agent to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand, and

(e) to convey any item of Collateral to any purchaser thereof and give any notices or recordings of any Liens under Section 6 hereof;

provided, however, that the Collateral Agent shall have no duty or obligation to perform any of the foregoing actions. The Collateral Agent’s authority under this Section 11 shall include, without limitation, the authority to execute or endorse (a) any checks or instruments representing proceeds of Collateral in the name of the Pledgor, (b) any receipts for any certificate of ownership or any document constituting Collateral or transferring title to any item of Collateral, (c) any financing statements (to the extent permitted by applicable law) or (d) any other documents deemed necessary or appropriate by the Collateral Agent or otherwise to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor’s name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

SECTION 12. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Collateral Agent hereunder are solely to preserve and protect the security interest of the Secured Parties in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties or obligations on the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for its own account, it being understood that the Collateral Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment.

SECTION 13. Indemnity; Collateral Agent’s Limitation of Liability to Pledgor. (a) The Pledgor shall indemnify, reimburse, hold harmless and defend the Collateral Agent, the Securities Intermediary and their affiliates and their directors, officers, agents and employees (each an “Indemnified Person”), from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Collateral Agent’s or Securities Intermediary’s performance or lack of performance as Collateral Agent or Securities Intermediary, respectively, under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly caused by the bad faith, gross negligence or willful misconduct of such Indemnified Person; provided, however, that the Securities Intermediary (a) shall not be excused from, and shall not be excused from liability for, acting or refraining from acting and (b) shall not be indemnified or held harmless under this Section 13 for the taking or the failure to take any action, in each case hereunder in its capacity as Securities Intermediary to the extent the taking or the failure to take any such action violates the duties and obligations expressly imposed upon the Securities Intermediary under or in accordance with this Pledge Agreement or imposed upon a Securities Intermediary under the Federal Book-Entry Regulations or Article 8, Part 5 of the UCC. This indemnity shall be a continuing obligation of the Pledgor, its respective successors and assigns, notwithstanding the termination of this Pledge Agreement and the resignation or removal of the Collateral Agent or the Securities Intermediary.

(b) If at any time the Collateral Agent is served with or subject to any final, non-appealable judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Collateral), the Collateral Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to the Pledgor even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(c) The Collateral Agent shall not incur any liability to the Pledgor for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including, without limitation, any act or provision or any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(d) The Collateral Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder by, or at the instruction of, the Pledgor, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

SECTION 14. Remedies upon Event of Default. If any Event of Default (an “Event of Default”) under the Indenture shall have occurred and be continuing (after giving effect to applicable notice and grace periods):

(a) The Trustee, the Collateral Agent and the Holders of the Notes may exercise, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC at that time and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at any broker’s board or at public or private sale, in one or more sales or lots, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Unless any of the Collateral threatens, in the reasonable judgment of the Collateral Agent, to decline speedily in value, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Trustee, the Collateral Agent or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys’ fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

(b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent or the Trustee pursuant to Section 15) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Obligations in such order as the Collateral Agent shall elect consistent with the Indenture. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor.

(c) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

(d) The Collateral Agent may but is not obligated to exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

(e) Subject to and in accordance with the terms of this Pledge Agreement, all payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

SECTION 15. Expenses. The Pledgor agrees to pay to the Collateral Agent the fees as may be agreed upon from time to time. The Pledgor will upon demand pay to the Trustee and the Collateral Agent the amount of any and all expenses, including, without limitation, UCC filing fees, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee and the Collateral Agent, that the Trustee and the Collateral Agent may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee, the Collateral Agent or the Secured Parties hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 16. Security Interest Absolute. All rights of the Trustee, the Collateral Agent and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

(c) any taking, exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Pledgor;

(e) any change, restructuring or termination of the corporate structure or existence of the Pledgor; or

(f) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

SECTION 17. Miscellaneous Provisions.

17.1 Notices. Any notice, direction or communication given hereunder and any deliveries made hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

if to the Pledgor:

ViroPharma Incorporated

397 Eagleview Boulevard

Exton, Pennsylvania 19341

Facsimile: (610) 458-7380

Telephone: (601) 321-6202

Attention: General Counsel

With copies to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, Pennsylvania 19312-1183

Facsimile: (601) 640-7835

Telephone: (601) 640-7825

Attention: Jeffrey P. Libson

if to the Trustee, the Collateral Agent or the Securities Intermediary:

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Facsimile: (617) 603-6683

Telephone: (617) 603-6553

Attention: Alison Nadeau

or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

17.2 No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

17.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

17.4 Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

17.5 Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

17.6 Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

17.7 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by any party hereto from any provision of this Pledge Agreement shall be effective only if made in writing and signed by the Pledgor, the Collateral Agent and the Trustee and otherwise made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. None of the Pledgor, the Trustee, the Collateral Agent, or any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Pledgor, the Trustee, the Collateral Agent, or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Pledgor, the Trustee, the Collateral Agent, or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Pledgor, the Trustee, the Collateral Agent, or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17.8 Interpretation of Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Notwithstanding the foregoing and any other provision of this Pledge Agreement or the Indenture, the Trustee shall have no fiduciary responsibility under this Pledge Agreement.

17.9 Continuing Security Interest; Termination. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until the payment in full of the Obligations and the disbursement of the Collateral pursuant to Section 7(a), 7(b), 7(e), 7(f) or 14. This Pledge Agreement shall be binding upon the Pledgor and its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee and the Collateral Agent hereunder, to the benefit of the Trustee, the Collateral Agent, the Holders of the Notes and their respective successors, transferees and assigns.

(b) So long as no Event of Default shall have occurred and be continuing, this Pledge Agreement (other than Pledgor’s obligations under Sections 13 and 15) shall terminate upon the earlier of (i) the Termination Date (and disbursement to the Holders of the Notes of the amounts referred to in Section 7(f)), (ii) the disbursement of the Collateral pursuant to Section 7(b) following receipt by the Collateral Agent of the Mandatory Price Certificate, or (iii) the disbursement of the Collateral pursuant to Section 7(a) following receipt by the Collateral Agent of the Officers’ Acquisition Certificate and the Opinion. At such time, the Collateral Agent shall, pursuant to Section 7(f) hereof, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Pledge Agreement and the Indenture and take all actions requested by the Pledgor that are necessary to release the security interest created by this Pledge Agreement in and to the Collateral, including such actions as set forth in Section 7(d) hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent or the Trustee in its capacity as such and shall be at the reasonable expense of the Pledgor.

17.10 Survival of Representations and Covenants. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement. The obligations of the respective parties under Sections 7(d), 13, 15 and 17.9(b) hereof shall survive the termination of this Agreement.

17.11 Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

17.12 Authority of the Collateral Agent. (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, and no duties, obligations or powers shall be inferred or implied. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents, attorneys, experts, accountants, advisors or employees and shall not be responsible for any misconduct or negligence by any such person appointed with due care by it hereunder. The Collateral Agent shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning any matters arising hereunder. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to the Pledgor for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. In no event shall the Collateral Agent be liable for indirect, punitive, special or consequential damages. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to conclusively rely on any communication, instrument or document (whether in its original or facsimile form believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons).

(b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

17.13 Successor Collateral Agent by Merger, etc. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent.

17.14 Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

17.15 Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

17.16 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages. (a) This Pledge Agreement shall be governed by and interpreted under the laws of the State of New York, and any dispute arising out of, in connection with, related to, or incidental to the relationship established between the Pledgor, the Trustee, the Collateral Agent, and the Holders of the Notes in connection with this Pledge Agreement, and whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the laws of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) The Pledgor agrees that the Trustee shall, in its capacity as Trustee or in the name and on behalf of any Holder of Notes, have the right, to the extent permitted by applicable law, to proceed against the Pledgor or the Collateral in a court in any location reasonably selected in good faith (and having personal or in rem jurisdiction over the Pledgor or the Collateral, as the case may be) to enable the Trustee to realize on such Collateral, or to enforce a judgment or other court order entered in favor of the Trustee.

(d) The Pledgor agrees that neither any Holder of Notes nor (except as otherwise provided in this Pledge Agreement or the Indenture) the Collateral Agent in its capacity as Collateral Agent shall have any liability to the Pledgor (whether arising in tort, contract or otherwise) for losses suffered by the Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Pledge Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a final and nonappealable judgment of a court that is binding on the Collateral Agent or such Holder of Notes, as the case may be, that such losses were the result of acts or omissions on the part of the Collateral Agent or such Holders of Notes, as the case may be, constituting bad faith, gross negligence or willful misconduct.

(e) EACH OF THE PLEDGOR, THE TRUSTEE, THE COLLATERAL AGENT, THE SECURITIES INTERMEDIARY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE TRUSTEE, COLLATERAL AGENT, OR SECURITIES INTERMEDIARY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

(f) To the extent permitted by applicable law, the Pledgor waives the posting of any bond otherwise required of the Trustee, the Collateral Agent, or any Holder of Notes in connection with any judicial process or proceeding to enforce any judgment or other court order pertaining to this Pledge Agreement or any related agreement or document entered in favor of the trustee, the Collateral Agent, or any Holder of Notes, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction, this Pledge Agreement or any related agreement or document between the Pledgor on the one hand and the Trustee, the Collateral Agent, and/or the Holders of the Notes on the other hand.

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IN WITNESS WHEREOF, the parties hereto have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

VIROPHARMA INCORPORATED, a Delaware corporation, as Pledgor

By:	/s/ Michel de Rosen
Name:	Michel de Rosen
Title:	Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Collateral Agent and as Securities Intermediary

By:	/s/ Alison D.B. Nadeau
Name:	Alison D.B. Nadeau
Title:	Vice President

Schedule I to the

Pledge Agreement

WIRING INSTRUCTIONS FOR PAYMENT TO ELI LILLY & CO.

Please send all wires to Citibank, N.A. as follows:

Citibank, N.A.
New York, NY
ABA/Routing Number: 021000089
For account of: Eli Lilly and Company
Account No.: 00000959
Ref: Sale of Vancomycin Assets

Exhibit A to the

Pledge Agreement

FORM OF OPINION

Reference is made to the Pledge and Collateral Agreement dated as of October 18, 2004 (the “Pledge Agreement”) among ViroPharma Incorporated, a Delaware corporation (the “Company”), U.S. Bank National Association, as trustee, and U.S. Bank National Association, as collateral agent and as securities intermediary. Terms defined in the Pledge Agreement and not otherwise defined herein are used herein as defined in the Pledge Agreement.

We are of the opinion that (a) the Officers’ Acquisition Certificate (the form of which is attached hereto as Annex A) (i) has been duly signed by an authorized officer of the Company and delivered to the Collateral Agent, in each case, in accordance with Section 7(a) of the Pledge Agreement, and (ii) complies in all respects to the requirements of Section 7(a) of the Pledge Agreement and (b) all of the conditions precedent under the Pledge Agreement to the release of the Collateral have otherwise been met.

Annex A

FORM OF OFFICERS’ ACQUISITION CERTIFICATE

Dated [                    ], 2004

Reference is made to (a) the Indenture dated as of October 18, 2004 (the “Indenture”) between ViroPharma Incorporated, a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), pursuant to which the Company has authorized the issuance of 10% Senior Secured Bridge Notes due October 2005 and Warrants, (b) the Securities Purchase Agreement dated as of October 18, 2004 (the “Securities Purchase Agreement”) among the buyers listed on Exhibit A thereto and the Company, (c) the Assignment, Transfer and Assumption Agreement dated as of [                    ], 2004 (the “Acquisition Agreement”) between the Company and Eli Lilly & Co. (“Lilly”), pursuant to which the Company has agreed to purchase certain assets (the “Purchased Assets”), and (d) the Pledge and Collateral Agreement dated as of October 18, 2004 (the “Pledge Agreement”) among the Company, as pledgor, U.S. Bank National Association, as Trustee, and U.S. Bank National Association, as collateral agent and as securities intermediary. Terms defined in the Pledge Agreement and the Securities Purchase Agreement and not otherwise defined herein are used herein as defined in the Pledge Agreement and the Securities Purchase Agreement.

The undersigned certifies that [he][she] is [the][a] [Chief Executive Officer][Chief Financial Officer][Executive Vice President][Senior Vice President][Vice President] of the Company, and as such, [he][she] is authorized to execute this Officers’ Acquisition Certificate on behalf of the Company pursuant to Section 7(a) of the Pledge Agreement.

The undersigned further certifies on behalf of the Company that:

1. The Acquisition will be consummated on substantially the same terms as contemplated in the Acquisition Agreement promptly upon the release of $62,500,000 held in the Collateral Account to Lilly.

2. The Company has executed and delivered to the Collateral Agent and the Trustee a Security Agreement, the form of which is attached hereto as Exhibit I (the “Security Agreement”), in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes.

3. As of the date hereof, no Event of Default described in clause (k) or (l) of Section 7.1 of the Indenture has occurred or is existing.

4. Each of the representations and warranties set forth in the Security Agreement is true and correct on the date hereof as if made on the date hereof.

5. Each of the documents referred to in Exhibit II attached hereto have been delivered to the Collateral Agent and the Trustee.

6. Attached as Exhibit III hereto are the results of a recent Uniform Commercial Code search in the Office of the Secretary of State of Delaware showing that the filing of the UCC-1 financing statement in favor of the Collateral Agent in such Office covering the Collateral (as defined in the Security Agreement) under the Security Agreement is prior in time to any other filing in such Office in favor of any other party covering any of such Collateral.

7. Attached as Exhibits IV and V hereto are opinions of counsel from Pepper Hamilton LLP and Piper Rudnick LLP, respectively, duly executed and delivered and dated the date of this Officers’ Acquisition Certificate. We have confirmed with legal counsel for certain Holders of the Notes, Milbank, Tweed, Hadley & McCloy LLP (“Milbank”), that both such opinions of counsel are in form and substance satisfactory to Milbank and to Pepper Hamilton LLP and Piper Rudnick LLP, as applicable.

IN WITNESS WHEREOF, the undersigned has caused this Officers’ Acquisition Certificate to be duly executed and delivered as of the date first above written.

VIROPHARMA INCORPORATED

By:
Name:	[ ]
Title:	[Chief Executive Officer][Chief Financial Officer][Executive Vice President][Senior Vice President][Vice President]

Exhibit I to the

Officers’ Acquisition Certificate

FORM OF SECURITY AGREEMENT

[Insert form of Security Agreement]

Exhibit II to the

Officers’ Acquisition Certificate

DOCUMENTS DELIVERED

1. Executed Security Agreement.

2. UCC-1 Financing Statement for filing in the Office of the Secretary of State of Delaware and covering the Collateral as defined in the Security Agreement.

3. An executed Intellectual Property Security Agreement in the form of Exhibit A to the Security Agreement with completed Schedules A, B and C thereto for each of the Patents, Trademarks and Copyrights (each as defined in such Intellectual Property Security Agreement) being acquired by the Company pursuant to the Acquisition Agreement.

4. Evidence of the Collateral Agent’s having been named as an insured party and loss payee on insurance with respect to the Product Equipment and Product Inventory (each as defined in the Security Agreement) required under Section 8 of the Security Agreement.

Exhibit III to the

Officers’ Acquisition Certificate

UCC FILING SEARCH RESULTS

[Insert UCC filing search results]

Exhibit IV to the

Officers’ Acquisition Certificate

OPINION OF PEPPER HAMILTON LLP

[Insert opinion of counsel]

Exhibit V to the

Officers’ Acquisition Certificate

FORM OF OPINION OF PIPER RUDNICK LLP

[Insert opinion of counsel]